AMENDED AND RESTATED LEASE AGREEMENT
This Amended and Restated Lease Agreement dated June 19, 2019 (“Amendment”) is made and entered into by and between e.l.f. Cosmetics, Inc., a Delaware corporation, formerly known as J.A. Cosmetics US, Inc. (“Lessee”) and Redwood Property Investors III, LLC, a California limited liability company (as successor to 1007 Clay Street Properties LLC (“Lessor”). Lessor and Lessee are sometimes hereinafter collectively referred to as “the Parties.”
RECITALS
A.Lessor and Lessee are parties to that certain AIR Standard Multi-Tenant Office Lease- Gross, that certain Addendum, and that certain Work Letter, all dated March 31, 2014 (collectively, the “Suite 300 Lease”) for Suite Number 300 (the “Suite 300 Premises”), and that certain AIR Standard Multi-Tenant Office Lease- Gross and that certain Addendum, both dated October 5, 2015 (collectively, the “Suite 203 Lease”) for Suite Number 203 (as hand corrected by Lessor on the AIR Lease from Suite 202, the “Suite 203 Premises”). The Suite 300 Lease and the Suite 203 Lease are sometimes collectively referred to as the “Lease” or “Leases”, and the Suite 300 Premises and the Suite 203 Premises are sometimes collectively referred to as the “Premises”.
B.Based upon the foregoing recitals, the Parties desire to amend and restate the terms of the Leases, as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Recitals. The above recitals are true and correct and are incorporated into this Amendment.
2.    Defined Terms. All capitalized terms used herein but not specifically defined in this Amendment shall have the meanings ascribed to such terms in the applicable Lease. The term “Lease” where used in the Lease and this Amendment shall hereafter refer to the applicable Lease, as amended by this Amendment.
3.    Suite 300 Lease. The Suite 300 Lease is hereby restated in its entirety, except as follows:

a.
Lessee. The Lessor set forth in Section 1.1 shall be amended to be Redwood Property Investors III, LLC, a California limited liability company. The Lessee set forth in Section 1.1 shall be amended to be e.l.f. Cosmetics, Inc., a Delaware corporation.

b.
Term; Commencement Date; Expiration Date. The Term set forth in Section 1.3 shall be amended to be 63 months. The Commencement Date set forth in Section 1.3 shall be amended to be September 1, 2019. The Expiration Date set forth in Section 1.3 shall be amended to be November 30, 2024. Section 1 (Term) of the Addendum is hereby deleted in its entirety.

c.	Base Rent. The Base Rent set forth in Section 1.5 shall be as set forth in Section 5 below. Section 2 (Rent) of the Addendum is hereby deleted in its entirety.

d.	Base Year. The Base Year set forth in Section 1.9 shall be amended to be 2019.

e.
TI’s. Lessee shall have the option to either receive a payment of Ten Dollars ($10.00) multiplied by 9,933 rentable square feet, for a total of Ninety Nine Thousand Three Hundred Thirty Dollars ($99,330.00) in one lump sum on the Commencement Date or to apply such amount against Lessee’s Base Rent due for the Suite 300 Premises until such amount is fully exhausted.

f.	Real Estate Brokers. Lessor’s Broker set forth in Section 1.10 shall be amended to be NONE and Lessee’s Broker shall be amended to be Cushman & Wakefield.

g.
Option to Extend. The insertion in Section 52(A)(II)(a) shall be replaced with the following: “December 1, 2024.” For the avoidance of doubt, Lessee shall have the right to exercise the Option to Extend for the Suite

300 Premises separately from, and without having the requirement to exercise the extension option for, the Suite 203 Premises or the Expansion Premises.

h.	Letter of Credit. Section 5 (Letter of Credit) of the Addendum is hereby deleted in its entirety.

i.	Notices. Section 13 (Notices) of the Addendum shall be amended as set forth below:
e.l.f. Cosmetics, Inc.
570-10th Street, Suite 300
Oakland, California 94607

j.	Financial Statements. Section 16 (Financial Statements) of the Addendum is hereby deleted in its entirety.

k.	Work Letter. Section 17 (Work Letter) of the Addendum and the Work Letter are hereby deleted in their entirety.
4.    Suite 203 Lease. The Suite 203 Lease is hereby restated in its entirety, except as follows:

a.
Lessee. The Lessor set forth in Section 1.1 shall be amended to be Redwood Property Investors III, LLC, a California limited liability company. The Lessee set forth in Section 1.1 shall be amended to be e.l.f. Cosmetics, Inc., a Delaware corporation.

b.
Term; Commencement Date; Expiration Date. The Term set forth in Section 1.3 shall be amended to be 47 months. The Commencement Date set forth in Section 1.3 shall be amended to be January 1, 2021. The Expiration Date set forth in Section 1.3 shall be amended to be November 30, 2024. Section 1 (Term) of the Addendum is hereby deleted in its entirety.

c.	Base Rent. The Base Rent set forth in Section 1.5 shall be as set forth in Section 5 below. Section 2 (Rent) of the Addendum is hereby deleted in its entirety.

d.	Base Year. The Base Year set forth in Section 1.9 shall be amended to be 2019.

e.
TI’s. Lessee shall have the option to either receive a payment of Ten Dollars ($10.00) multiplied by 2,878 rentable square feet, for a total of Twenty Eight Thousand Seven Hundred Eighty Dollars ($28,780.00) in one lump sum on the Commencement Date or to apply such amount against Lessee’s Base Rent due for the Suite 203 Premises until such amount is fully exhausted.

f.	Real Estate Brokers. Lessor’s Broker set forth in Section 1.10 shall be amended to be NONE and Lessee’s Broker shall be amended to be Cushman & Wakefield.

g.
Option to Extend. The insertion in Section 53(A)(II)(a) shall be replaced with the following: “December 1, 2024.” For the avoidance of doubt, Lessee shall have the right to exercise the Option to Extend for the Suite

203 Premises separately from, and without having the requirement to exercise the extension option for, the Suite 300 Premises or the Expansion Premises.

h.	Notices. Section 13 (Notices) of the Addendum shall be amended as set forth below:
e.l.f. Cosmetics, Inc.
570-10th Street, Suite 300
Oakland, California 94607

i.	Financial Statements. Section 16 (Financial Statements) of the Addendum is hereby deleted in its entirety.

j.	Right to Terminate. Section 19 (Right to Terminate) of the Addendum is hereby deleted in its entirety.
5.    Base Rent. Lessee shall pay Base Rent for Suite 300, Suite 203, and, if Lessee exercises its right to expand in Section 6, Suite 202 (as defined below), as follows:
Suite 300 Premises:

Period	Monthly Base Rent	Monthly Base Rent Rate Per Square Foot
9/01/2019—11/30/2019	$0.00	$0.00
12/1/2019—8/31/2020	$52,148.25	$5.25
9/1/2020—8/31/2021	$53,737.53	$5.41
9/1/2021—8/31/2022	$55,326.81	$5.57
9/1/2022—8/31/2023	$57,015.42	$5.74
9/1/2023—8/31/2024	$58,704.03	$5.91
9/1/2024—11/30/2024	$60,491.97	$6.09
Suite 203 Premises:

Period	Monthly Base Rent	Monthly Base Rent Rate Per Square Foot
1/1/2021—3/31/2021	$0.00	$0.00
4/1/2021—8/31/2021	$15,569.98	$5.41
9/1/2021—8/31/2022	$16,030.46	$5.57
9/1/2022—8/31/2023	$16,519.72	$5.74
9/1/2023—8/31/2024	$17,008.98	$5.91
9/1/2024—11/30/2024	$17,527.02	$6.09
Expansion Premises Suite 202:

Period	Monthly Base Rent	Monthly Base Rent Rate Per Square Foot
9/1/2020—11/30/2020	$0.00	$0.00
12/1/2020*—8/31/2021	$10,738.85	$5.41
9/1/2021—8/31/2022	$11,056.45	$5.57
9/1/2022—8/31/2023	$11,393.90	$5.74
9/1/2023—8/31/2024	$11,731.35	$5.91
9/1/2024—11/30/2024	$12,088.65	$6.09
*Subject to Section 6(g), the 12/1/2020 date shall be extended day for day for each day that Lessor delays delivery of the Expansion Premises beyond the Expansion Commencement Date.
6.    Expansion Premises (Suite 202). Lessee shall have the right to expand the Premises to include Suite 202 (the “Expansion Premises”) consisting of approximately 1,985 rentable square feet by providing Lessor with written notice by no later than February 29, 2020 (the “Notice to Expand”). If Lessee delivers the Notice to Expand, then all of the terms of the Suite 203 Lease, as modified by this Amendment, shall apply to the Expansion Premises, except as follows:

a.
Lessor shall deliver the Expansion Premises to Lessee on September 1, 2020 (the “Expansion Commencement Date”), in ”As-is” condition free of any of the prior tenant’s furniture, fixtures and equipment.

b.	The Term of the Expansion Premises shall be co-terminus with the Premises of Suite 300 and Suite 203 and shall expire on November 30, 2024.

c.
The Option terms set forth in Section 53 of the Suite 203 Lease shall also apply to the Expansion Premises. For the avoidance of doubt, Lessee shall have the right to exercise the Option to Extend for the Expansion Premises separately from, and without having the requirement to exercise the extension option for, the Suite 300 Premises or the Suite 203 Premises.

d.
The Base Rent for the Expansion Premises shall be as set forth in Section 5 of this Amendment. Lessee shall commence to pay Rent for the Expansion Premises on the ninety first (91st) day following the Expansion Commencement Date.

e.	The Base Year for the Expansion Premises shall be 2019.

f.
Lessee shall have the option to either receive a payment of Ten Dollars ($10.00) multiplied by 1,985 rentable square feet, for a total of Nineteen Thousand Eight Hundred Fifty Dollars ($19,850.00) in one lump sum on the Expansion Commencement Date or to apply such amount against Lessee’s Base Rent due for the Expansion Premises until such amount is fully exhausted.

g.
If Lessor fails to deliver the Expansion Premises in the condition required herein by the Expansion Commencement Date, Lessee shall have the right to nullify its exercise of the Notice to Expand for the Expansion Premises at any time, unless Lessor delivers the Expansion Premises prior to Lessee’s exercise of such nullification right.

7.    Surrender of Premises. Notwithstanding anything to the contrary in any of the Leases, Lessee shall not be required to remove any cabling, conduits, ducts or pipes at the end of the Term of any of the Leases.
8.    Lease in Full Force and Effect. Except as may otherwise be specifically provided to the contrary in this Amendment, the Leases and all the terms, conditions, rights and obligations set forth therein shall remain in full force and effect.
9.    Integration; Entire Agreement. There are no oral agreements between the Parties affecting this Amendment, and this Amendment supersedes and cancels any and all previous negotiations, arrangements, agreements, letters of intent, and understandings, if any, between the Parties with respect to the subject matter hereof, and none thereof shall be used to interpret or construe this Amendment. The Leases, as hereby amended, constitute the entire agreement of the Parties with respect to the subject matter hereof.
10.    Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same instrument. In order to facilitate the finalization of this Amendment, the parties agree that signatures transmitted by facsimile machine or signatures transmitted via e-mail in a “PDF” format may be used in place of original signatures on this Amendment. Each party intends to be bound by such party's facsimile or “PDF” format signature on this Amendment, is aware that the other parties are relying on such party's facsimile or “PDF” format signature, and hereby waives any defenses to the enforcement of this Amendment based upon the form of signature.

Redwood Property Investors III, LLC, a California limited liability company	e.l.f. Cosmetics, Inc., a Delaware corporation
By: /s/ B Reid Settlemier	By: /s/ Scott Milsten
Name Printed: B Reid Settlemier	Name Printed: Scott Milsten
Title: Managing Member	Title: SVP, GC